UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2020

CONTURA ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd.

Bristol, Tennessee 37620

(Address of Principal Executive Offices, zip code)

(423) 573-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Contura Energy, Inc. (the “Company”) is furnishing the information in this Form 8-K in order to disclose information relating to the composition of its board of directors (the “Board”) and its interactions with MG Capital Management, Ltd. (“MG Capital”).

The Board routinely considers, in accordance with the corporate governance guidelines of the Company, issues such as the size and composition of the Board. In early September 2020, the Board began to actively explore a potential reconfiguration of the Board to provide fresh perspectives and additional expertise consistent with the Company’s goals.

On October 7, 2020, MG Capital, a stockholder of the Company, publicly issued a letter to the Board relating to a number of topics, including the composition of the Board. According to the letter, MG Capital owns approximately 5.8% of the Company’s outstanding common stock. Since the issuance of the letter, the Company and MG Capital have engaged in a series of discussions, including with respect to a potential reconfiguration of the Board.

On November 20, 2020, as a result of the Board’s ongoing consideration of a reconfiguration of the Board, the Company announced the resignations of Daniel J. Geiger, John E. Lushefski and Emily S. Medine as members of the Board. Prior to such director resignations, the Company had identified Michael J. Quillen and one additional individual as candidates to fill two of the vacancies that would result from the resignations. On November 23, 2020, the Company announced the appointment of Mr. Quillen as a member of the Board. Shortly before that time the other potential candidate withdrew from consideration as a new member of the Board in order to pursue other opportunities.

On November 30, 2020, the Company received from MG Capital a draft agreement proposing, among other things, certain modifications to the composition of the Board. The terms of the draft agreement proposed by MG Capital contemplate that, amongst other items, (i) the size of the Board would be increased to seven directors, (ii) Albert Ferrara Jr. would resign as a member of the Board prior to the execution of the agreement, (iii) Michael Gorzynski and one other individual to be identified by MG Capital would be appointed as members of the Board, (iv) within 10 days of the execution of the agreement, two independent directors mutually agreeable to MG Capital and the Company would be appointed as members of the Board (the directors described in clause (iii) and (iv), the “Proposed New Directors”), (v) the Company would nominate each Proposed New Director for election at the Company’s 2021 annual stockholder meeting and use reasonable best efforts to cause such individuals to be elected at that meeting, (vi) if any Proposed New Director is unable or unwilling to serve as a director of the Company or otherwise ceases to serve as a director, MG Capital would have the right to recommend a replacement director; provided that such replacement director must be reasonably acceptable to the Board and independent under applicable New York Stock Exchange standards, and provided further that (x) if a proposed replacement director meets those requirements the individual would be appointed to the Board and (y) if a proposed replacement director does not satisfy those requirements then this procedure would be continued until a replacement director recommended by MG Capital and satisfying those requirements is selected and that individual would be appointed to the Board, and (vii) the obligations under the proposed agreement draft would terminate at the conclusion of the Company’s 2022 annual stockholder meeting.

The Company has not agreed to the terms of the draft agreement draft proposed by MG Capital and no such agreement has been entered into between the Company and MG Capital. The Company has informed MG Capital that the terms of the draft agreement are not acceptable to the Company and that it does not believe the Company’s shareholders would support the Company agreeing to those terms. The Company and MG Capital are not at this time engaged in negotiations regarding the draft agreement, although they are engaged in communications regarding potential candidates to be elected to the Board as discussed below. MG Capital has threatened to propose a slate of directors for election at the Company’s 2021 annual stockholder meeting and to solicit proxies in favor of their election.

Since receipt of the draft agreement from MG Capital, the Company and MG Capital have engaged in discussions regarding the composition of the Board. During such discussions, MG Capital has proposed certain potential candidates to join the Board, and the Company and MG Capital have discussed the qualifications of the director candidates proposed by MG Capital, as well as other potential director candidates.

The Company has engaged Spencer Stuart, an executive and leadership consulting firm, to identify potential candidates to join as members of the Board, in addition to potential candidates previously identified by MG Capital or by the Company. As the Company has previously stated, the Company and the Board also welcome input from the Company’s stockholders regarding the size and composition of the Board, including potential director candidates. As part of the aforementioned process, the Company intends to identify two to three candidates to join as members of the Board in the near term, although there can be no assurances in that regard.

At such time as one or more additional members are appointed to the Board the Company will make an announcement, but the Company undertakes no other obligation to update any information set forth in this Item 7.01.

This Current Report on Form 8-K is being furnished by the Company pursuant to Item 7.01, “Regulation FD Disclosure.” In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2020

Contura Energy, Inc.

By:	/s/ C. Andrew Eidson
	Name:	C. Andrew Eidson
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)